UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

RED LION HOTELS CORPORATION

(Exact name of Registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation or organization)

001-13957	91-1032187
(Commission File Number)	(I.R.S. Employer Identification No.)

201 W. North River Drive, Suite 100

Spokane, Washington 99201

(Address of Principal Executive Office)

(509) 459-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 15, 2016, Red Lion Hotels Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Craig-Hallum Capital Group LLC and B. Riley & Co., LLC (collectively, the “Underwriters”) relating to an underwritten public offering (the “Offering”) of 2,250,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”). All of the Shares are being sold by the Company. The Underwriters have agreed to purchase the Shares from the Company pursuant to the Purchase Agreement at $7.52 per share, and the price to the public is $8.00 per share. Under the terms of the Purchase Agreement, the Company has granted the Underwriters an option to purchase up to 249,999 additional shares of Common Stock on the same terms and conditions as the Shares within 30 days from the date of the Purchase Agreement to cover over-allotments, if any. The Offering is expected to close on or about December 20, 2016, subject to the satisfaction of customary closing conditions.

The net proceeds from the sale of the Shares are expected to be approximately $16.6 million, after deducting underwriting discounts and commissions and estimated offering expenses. If the underwriters exercise their over-allotment option in full, after deducting underwriting discounts and commissions and estimated offering expenses, the net proceeds will be approximately $18.5 million.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-212790) (the “Registration Statement”) filed with the Securities and Exchange Commission and declared effective on November 21, 2016, including the preliminary prospectus supplement dated December 14, 2016 and prospectus supplement dated December 15, 2016, to the accompanying base prospectus contained in the Registration Statement.

The Purchase Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

A copy of the Purchase Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the Purchase Agreement is not complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Riddell Williams P.S. relating to the legality of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

ITEM 7.01	REGULATION FD DISCLOSURE

The Company’s press release dated December 15, 2016 regarding the pricing of the Offering is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

1.1	Purchase Agreement dated December 15, 2016 among the Company, Craig-Hallum Capital Group LLC and B. Riley & Co., LLC

5.1	Opinion of Riddell Williams P.S.

23.1	Consent of Riddell Williams P.S. (included in Exhibit 5.1)

99.1	Press Release dated December 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Lion Hotels Corporation

/s/ David M. Wright
David M. Wright
Vice President, Interim Chief Financial Officer

Date: December 15, 2016

EXHIBIT INDEX

Exhibit Number	Description

1.1	Purchase Agreement dated December 15, 2016 among the Company, Craig-Hallum Capital Group LLC and B. Riley & Co., LLC

5.1	Opinion of Riddell Williams P.S.

23.1	Consent of Riddell Williams P.S. (included in Exhibit 5.1)

99.1	Press Release dated December 15, 2016

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